Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - July 2005

Series	2003-2	*
Deal Size	$500	MM
Expected Maturity	04/17/06

Yield	20.07%
Less: Coupon	5.06%
Servicing Fee	1.28%
Net Credit Losses	7.06%
Excess Spread:
July-05	6.67%
June-05	8.06%
May-05	7.87%
Three month Average Excess Spread	7.53%
Delinquency:
30 to 59 days	1.98%
60 to 89 days	1.28%
90 + days	2.28%
Total	5.54%
Payment Rate	10.63%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.